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Exhibit 10.9

EXCLUSIVE LICENSE AGREEMENT

between

THE UNIVERSITY OF ARIZONA

and

ProlX PHARMACEUTICALS, INC.

Agreement Number 97-0268

        This Exclusive License Agreement (the "Agreement") is made effective the date of the last signature date below (the "Effective Date") between The Arizona Board of Regents on behalf of The University of Arizona, with its principal offices in Tucson, Arizona 85721 (the "UNIVERSITY"), and ProlX Pharmaceuticals, Inc., a Pennsylvania corporation, with its principal place of business at P.O. Box 10146, Pittsburgh, Pennsylvania 15232 (the "LICENSEE").

        WHEREAS, an invention, entitled "Thioredoxin as a Target for Cancer Chemotherapeutic and Cancer Preventive Drugs" UA1596 (the "Technology"), useful for an anticancer drug, as a screening tool to identify new cancer drugs, and/or as a mitogenic tissue-culture reagent, was developed at UNIVERSITY by Garth Powis (the "Inventor") and is claimed in Patent Rights, as defined below;

        WHEREAS, Inventor was an employee of UNIVERSITY when Technology was developed, and Inventor assigned to UNIVERSITY all of the right, title, and interest in Technology;

        WHEREAS, LICENSEE is interested in obtaining rights to make, have made, use, offer for sale and sell products from Technology and can provide useful management for production and distribution of Licensed Products, and UNIVERSITY is willing to grant such rights so that the Technology may be developed and the benefits enjoyed by the public; and

        WHEREAS, LICENSEE has executed a letter of intent with UNIVERSITY effective December 5, 1977, under which UNIVERSITY agreed to negotiate an exclusive world-wide license to Technology in return for Licensee paying all patent costs for protecting this Technology during the term of that letter of intent.

        The parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE 1

Definitions

        1.1   "Licensed Method" shall mean any method that is covered by Patent Rights, the use of which would constitute, but for the license granted to the LICENSEE under this Agreement, an infringement of any issued, valid and enforceable claim of Patent Rights.

        1.2   "Licensed Product" shall mean any product that is either covered by Patent Rights or that is produced by the Licensed Method, to the extent that the production, use, offer for sale or sale of such product would infringe an issued, valid and enforceable claim of Patent Rights, but for the license granted to LICENSEE under this Agreement.

        1.3   "Net Sales" shall mean the total of the gross invoice prices from the sale of Licensed Product or the performance of Licensed Method by LICENSEE or a sublicensee to any third parties for cash or other forms of consideration, in accordance with generally accepted accounting principles. LICENSEE

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may make the following deductions, at rates customary within the industry (if not already deducted from the gross invoice price), when calculating the total gross invoice prices:

    1.3.1
    allowances (actually paid and limited to rejections, returns, and prompt payment and volume discounts granted to customers of LICENSEE, or a sublicensee, whether in cash or other consideration in lieu of cash); and

    1.3.2
    freight, transportation, packing, and/or insurance charges associated with transportation; and

    1.3.3
    taxes based on sales when included in gross sales, but not taxes assessed on income derived from such sales.

    1.3.4
    license fees required to be paid by LICENSEE to any third party in order to practice Patent Rights.

Where LICENSEE distributes Licensed Products for end use to itself or a sublicensee, then such distribution will be considered a sale at the list price normally charged to independent third parties, and UNIVERSITY will be entitled to collect royalty on such a sale in accordance with Article 3 (Fees and Royalties).

        1.5   "Patent Rights" shall mean issued U.S. and foreign patents having valid and enforceable claims assigned to UNIVERSITY by Inventor, including any reissues, continuations, divisional, and extensions, and any continuation-in-part applications to the extent that claims of the original application are continued, based on the subject matter claimed in or covered by the following:

    [+]

        1.6   "Territory" shall mean those countries in which LICENSEE is supporting or maintaining patents or patent applications under the provisions of Paragraph 3.3 below.

ARTICLE 2

Grant

        2.1   UNIVERSITY grants to LICENSEE an exclusive license to make, have made, use, market, offer for sale, sell, have sold, import and distribute Licensed Product and practice Licensed Method in the Territory. These rights are subject to the terms and conditions set forth herein. This grant does not relinquish UNIVERSITY ownership in or rights to Patent Rights and does not grant, by implication or otherwise, any other rights to LICENSEE of any other technologies owned, invented, or discovered by UNIVERSITY, whether past, present, or future. If LICENSEE or UNIVERSITY identifies any use or application within the Patent Rights other than use of Technology as an anticancer drug, as a screening tool to identify new cancer drugs and/or as a mitogenic tissue culture reagent, LICENSEE shall use reasonable efforts to commercialize such other use or application; otherwise, LICENSEE shall license such other use or application back to UNIVERSITY.

        2.2   UNIVERSITY grants LICENSEE the right to issue sublicenses to third parties to make, have made, use, market, offer for sale, sell, have sold, import and distribute Licensed Product and practice Licensed Method as long as LICENSEE possesses an exclusive license under this Agreement. Any and all sublicense agreements granted by LICENSEE shall include all of the rights and obligations due UNIVERSITY, and, if applicable, the United States government, contained in this Agreement. Such rights and obligations due UNIVERSITY in all such sublicense agreements include, but are not limited to, the right of UNIVERSITY to receive all royalties and fees under Paragraphs 3.1 (other than 3.1.3), 3.2 and 3.9, if not otherwise paid to UNIVERSITY by LICENSEE. LICENSEE shall notify the

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UNIVERSITY of each sublicense granted hereunder and provide UNIVERSITY with a copy of each sublicense. LICENSEE shall collect and pay all fees and royalties due UNIVERSITY and guarantee all such payments due from sublicensees. LICENSEE shall require sublicensees to provide payments with royalty reports, and LICENSEE shall collect and summarize for UNIVERSITY all such reports due from sublicensees. LICENSEE shall monitor sublicensees and assure license terms are met and product quality is equal to or greater than that required by this Agreement. Upon termination of this Agreement for any reason, UNIVERSITY, at its sole discretion, shall determine whether any or all sublicenses shall be canceled or assigned to UNIVERSITY.

    [+]

        2.3   The development of Technology was sponsored in part by the National Institutes of Health, under grant numbers CA48725 and CA17094, and as a consequence, this license is subject to overriding obligations to the Federal Government under 35 U.S.C. §200-212 and applicable implementating regulations, as well as the royalty-free provisions of paragraph 3.11 below.

        2.4   UNIVERSITY shall reserve an irrevocable right to produce and use Licensed Product and to practice Licensed Method only for research and educational purposes and for purposes not covered by this Agreement. Nothing in this Agreement shall be deemed to limit the right of UNIVERSITY to publish any and all technical data resulting from any research performed by UNIVERSITY, including, but not limited to, research relating to the Licensed Products, Licensed Method, or Technology.

        2.5   The production, use, offer for sale, sale, and distribution of Licensed Products and the practice of Licensed Method shall be subject to applicable county, state, federal or foreign laws, rules, and regulations governing the production, use, marketing, sale, and distribution of Licensed Products or the practice of Licensed Method in or between any county, state, federal, or foreign jurisdiction.

        2.6   LICENSEE acknowledges that Licensed Products will not be produced, used, marketed, offered for sale, sold, distributed, and/or sublicensed outside the Territory and that Licensed Method will not be practiced outside the Territory.

ARTICLE 3

Fees and Royalties

        3.1    Fees.    In consideration, in part, for the rights granted herein, LICENSEE shall pay the following fees:

    3.1.1
    LICENSEE shall pay UNIVERSITY a license-issue fee of [+] as a one-time, non-refundable, non-cancelable, non-creditable fee. This fee shall be paid as follows:

    •
    [+] shall be paid within fifteen working-days after the Effective Date of this Agreement; and

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      •
      [+] shall be paid within fifteen working-days of the receipt of a Notice of Allowance from the U. S. Patent and Trademark Office of valid and enforceable claims covering Licensed Product and/or Licensed Method.

    3.1.2
    Beginning on January 1, 2000, and continuing on each January 1 thereafter for the term of this Agreement, LICENSEE shall pay UNIVERSITY a nonrefundable annual license maintenance fee. This fee shall be paid as follows:

    •
    [+] non-creditable fee on each January 1 that a U. S. Patent has not issued with valid and enforceable claims covering Licensed Product and/or Licensed Method, or

    •
    [+] fee on each January 1 that a U. S. Patent has issued with valid and enforceable claims covering Licensed Product and/or Licensed Method, said fee being fully creditable against certain patent preparation and prosecution costs as set forth under Paragraph 3.3 below after a total of [+] in patent preparation and prosecution fees has been paid by Licensee.

    3.1.3
    LICENSEE shall pay UNIVERSITY a one-time milestone payment of [+] upon issuance of a U. S. Patent with valid and enforceable claims covering Licensed Product or Licensed Method.

        3.2    Royalties.    In consideration, in part, for the rights granted herein, including the exclusive worldwide license granted to LICENSEE, LICENSEE shall pay the following royalties:

    3.2.1
    LICENSEE shall pay to UNIVERSITY an earned royalty of [+] of Net Sales of Licensed Products or performance of Licensed Method in each country in the Territory in which Patent Rights exist, with certain patent preparation and prosecution costs as set forth in Paragraph 3.3 below being [+] creditable after a total of [+] in patent preparation and prosecution fees has been paid by LICENSEE. If no patent with valid and enforceable claims covering Licensed Product or Licensed Method has issued within [+] of the Effective Date in any country in which Patent Rights are pending, the earned royalty shall be reduced to [+], but shall revert to [+] upon issuance of Patent Rights in any such country;

    3.2.2
    LICENSEE shall pay to UNIVERSITY a minimum royalty of [+] per year for the life of UNIVERSITY'S Patent Rights, beginning after (a) issuance of a U.S. patent with valid and enforceable claims covering Licensed Product or Licensed Method, and (b) commercialization by LICENSEE or a sublicensee of a product identified by screening using the Licensed Method, said payment being fully creditable against certain patent preparation and prosecution costs as set forth in Paragraph 3.3 below after a total of [+] in patent preparation and prosecution fees has been paid by LICENSEE;

    3.2.3
    LICENSEE shall pay to UNIVERSITY a royalty of [+] of all fees LICENSEE receives from third parties for work performed under the grant of this Agreement, such as "fee-for-service" activities wherein LICENSEE practices Licensed Method for such third party; and

    3.2.4
    Under no circumstances shall the earned royalties to be paid to UNIVERSITY by LICENSEE be reduced by more than [+] in any reporting period by the credit provided in Paragraph 3.2.1, although any unused credit may be carried over from one reporting period to subsequent reporting periods.

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        3.3    Patent Costs.    LICENSEE shall pay all documented costs, past, present and future, incurred by UNIVERSITY in obtaining and perfecting Patent Rights, except that any costs of patent preparation and prosecution in excess of [+] shall be creditable by LICENSEE against license maintenance fees of Paragraph 3.1.2 and earned royalties of Paragraph 3.2.1 above. The credit against license maintenance fees shall not apply to patent preparation and prosecution fees relating to reissue, reexamination and interference proceedings. It is understood that UNIVERSITY has already filed a PCT patent application naming all PCT countries including the U. S.

        3.4   Payments hereunder shall be made in U.S. dollars in the United States. If Licensed Products are sold or Licensed Method is performed for monies other than United States dollars, LICENSEE shall first determine the earned royalty in the currency of the country in which Licensed Products were sold or Licensed Method was practiced and then convert the amount into equivalent United States funds, using the exchange rate quoted in the Wall Street Journal on the last business day of the reporting period.

        3.5   Royalties earned on sales occurring in any country outside the United States may not be reduced by any taxes, fees, or other charges imposed by the government of such country on the payment of royalty income, The LICENSEE is responsible for all bank transfer charges. Notwithstanding this, all payments made by LICENSEE in fulfillment of UNIVERSITY'S own tax liability in any particular country will be credited against earned royalties or fees due UNIVERSITY for that country.

        3.6   If at any time, legal restrictions prevent the prompt remittance of royalties by the LICENSEE from any country where Licensed Products are sold or Licensed Method is practiced, the LICENSEE shall convert the amount owed to UNIVERSITY into United States funds and shall pay UNIVERSITY directly from its U.S. source of funds for so long as the legal restrictions apply.

        3.7   Royalties accruing to UNIVERSITY shall be payable by LICENSEE to UNIVERSITY when Licensed Products are invoiced, or if not invoiced, when delivered to a third party.

        3.8   LICENSEE shall pay all royalties under paragraph 3.2 semiannually and within 30 days of December 31 and June 30 of each calendar year. Each such payment shall be for the most recently completed calendar half year.

        3.9   In the event that royalty payments are not received when due, the LICENSEE shall pay additional interest charges at an annual rate of [+]. Interest shall be calculated from the date payment was due and until actually received by UNIVERSITY.

        3.10 If any patent or patent claim within Patent Rights is held invalid in a final decision by a court of competent jurisdiction and last resort from which no appeal has or can be taken, all obligation to pay royalties based on that patent or claim or any claim patentably indistinct therefrom will cease as of the date of final decision. LICENSEE shall not, however, be relieved from paying any royalties that accrued before the final decision, or that are based on another patent or claim not involved in the final decision.

        3.11 No royalties may be collected or paid on Licensed Products sold to or Licensed Method performed for the U.S. Government or any agency thereof, as provided for in the license to the government.

ARTICLE 4

Reports and Inspections

        4.1   LICENSEE shall maintain accurate books and records, and, upon reasonable advance notice by UNIVERSITY, LICENSEE'S records, inventory, and Licensed Product production or Licensed Method practice facilities shall be open for inspection by UNIVERSITY for the purpose of verifying

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the accuracy of reports. The LICENSEE shall keep, and cause sublicensee(s) to keep, accurate records and books showing the maintenance, production, inventory, sale, distribution or sublicensing of Licensed Product and the performance of Licensed Method and shall permit duly authorized agents of UNIVERSITY, during regular business hours, to inspect upon reasonable notice facilities and records of LICENSEE for the purpose of verifying quality control and royalty payments due UNIVERSITY. In the event payment is in error by [+] or more, LICENSEE shall pay all reasonable documented, third party audit expenses.

        4.2   After the first commercial sale of Licensed Products or performance of Licensed Method, LICENSEE shall provide UNIVERSITY with a semiannual written report within 30 days after December 31 and June 30 of each year indicating:

    4.2.1
    Quantity of Licensed Product produced or Licensed Method performed in each location, relevant information on maintaining Licensed Products quality, and supplies of Licensed Products held by LICENSEE and sublicensee(s); and

    4.2.2
    Summary of Licensed Product and Licensed Method gross sales and Net Sales for both LICENSEE and sublicensee(s); and

    4.2.3
    The royalties due, including the method used to calculate royalties, as well as the exchange rates used, if applicable; and

    4.2.3
    An accounting of the quantity of Licensed Product sold and Licensed Method performed by LICENSEE and each sublicensee, including a summary of domestic and international distribution on which royalties are payable.

        4.3   Beginning six months after the Effective Date and continuing semi-annually thereafter, LICENSEE shall submit to UNIVERSITY a progress report covering LICENSEE'S activities related to the development and testing of all Licensed Products and Licensed Methods and, if applicable, activities related to the obtaining of the governmental approvals necessary for marketing and distribution. Progress reports are required for each Licensed Product and Licensed Method until the first commercial sale of that Licensed Product occurs in the United States and shall again be required if commercial sales of such Licensed Product or performance of Licensed Method are suspended or discontinued.

        4.4   Progress reports submitted under section 4.3 shall include, but are not limited to, the following topics:

  •
  summary of work completed

  •
  key scientific discoveries

  •
  summary of work in progress

  •
  market plans for introduction of Licensed Products and Licensed Methods

  •
  current schedule of anticipated events or milestones, and

  •
  a summary of resources (dollar value) spent in the reporting period

ARTICLE 5

Infringement

        5.1   LICENSEE and sublicensee(s) shall mark all shipping and other containers of Licensed Product with the appropriate markings to reflect that unauthorized production, use, sale, and distribution are prohibited and that a U.S. Patent is either applied for or has been granted.

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        5.2   Nothing contained in this Agreement confers any right to use in advertising, publicity, or other promotional activities any name, trade name, trademark, or other designation of either party hereto to the other party (including contraction, abbreviation, or simulation of any of the foregoing). Unless required by law, the use by LICENSEE of the name "The University of Arizona" is prohibited.

        5.3   The LICENSEE shall notify UNIVERSITY promptly of any known production, sale, marketing, distribution, or use of Licensed Product or the performance of Licensed Method by persons that are not authorized to produce, use, or sell Licensed Product. Such notification shall include reasonable details that should enable UNIVERSITY to investigate and terminate such unauthorized activity, and UNIVERSITY retains the right to terminate such activity.

        5.4   Pursuant to this Agreement, LICENSEE is empowered:

    5.4.1
    to bring suit in its own name, at its own expense, and on its own behalf for infringement of presumably valid claims in Patent Rights, and

    5.4.2
    in any such suit, to enjoin infringement and to collect for its use, damages, profits, and awards of whatever nature recoverable for such infringement, and

    5.4.3
    in any such suit, with the prior written permission of UNIVERSITY, such permission not to be unreasonably withheld, to settle any claim or suit for infringement of Patent Rights,

for Patent Rights for which LICENSEE has exclusive rights under this Agreement, provided that LICENSEE shall notify UNIVERSITY of LICENSEE'S intention to file suit at least fourteen (14) days prior to filing thereof. In the event that LICENSEE exercises its rights under this paragraph, unless UNIVERSITY then notifies LICENSEE in writing, within seven (7) days after UNIVERSITY'S receipt of LICENSEE'S notice, that UNIVERSITY agrees to bear one-half of the expense of prosecuting such suit, all recoveries had or obtained in such suit shall belong solely to LICENSEE, with the exception of any earned royalties payable to UNIVERSITY as set forth in this Agreement. In any suit brought by LICENSEE under this Paragraph in which UNIVERSITY has not agreed to bear one-half of the expenses of such suit as detailed in Paragraph 5.5, UNIVERSITY shall have the right to be represented at trial of any such suit by counsel of UNIVERSITY'S choice at LICENSEE'S expense if such suit involves, or causes to become involved, actual or potential rights, obligations, and/or properties of UNIVERSITY. LICENSEE agrees to keep UNIVERSITY reasonably apprised of the status and progress of any such litigation.

        5.5   If UNIVERSITY notifies LICENSEE that UNIVERSITY agrees to bear one-half of expenses as specified in paragraph 5.4, and if UNIVERSITY pays LICENSEE from time to time (but not less than once per calendar quarter) as expenses are incurred, then LICENSEE and UNIVERSITY may agree on counsel to represent them jointly and all recoveries had or obtained in such suit (after deduction of all expenses and fees incurred in prosecuting such suit) shall be divided equally between LICENSEE and UNIVERSITY.

        5.6   In the event that suit is brought by LICENSEE under this Article, UNIVERSITY agrees that LICENSEE may, if necessary, join UNIVERSITY as a party plaintiff in any such suit.

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        5.7   In any infringement action commenced under this Article, in which UNIVERSITY fails to notify LICENSEE, as provided in paragraph 5.4, that UNIVERSITY agrees to bear one-half of the expense of prosecuting such suit, the expenses in such action, including, but not limited to, costs, fees, attorney fees, and disbursements, shall be paid solely by LICENSEE.

        5.8   UNIVERSITY shall cooperate fully with LICENSEE in connection with any infringement action initiated by LICENSEE under this Article, and UNIVERSITY agrees to use reasonable efforts to promptly provide reasonable access to all necessary documents, faculty and employees of UNIVERSITY and to render reasonable assistance in response to a written request by LICENSEE.

        5.9   In the event that a declaratory judgment action alleging invalidity or non-infringement of any of the patents included in Patent Rights shall be brought against LICENSEE alone or raised by way of counterclaim or affirmative defense in an infringement suit brought by LICENSEE under this Article, LICENSEE is empowered:

    5.9.1
    to defend the suit in its own name, at its own expense, and on its own behalf, for presumably valid claims in such patents; and

    5.9.2
    in any such suit, to enjoin infringement and to collect for its use, damages, profits, and awards of whatever nature recoverable for such infringement; and

    5.9.3
    in any such suit, with the prior written permission of UNIVERSITY, such permission not to be unreasonably withheld, to settle any claim or suit for declaratory judgment involving Patent Rights.

Nothing in this Paragraph 5.9 shall be construed as limiting any rights granted to or retained by either UNIVERSITY or LICENSEE under this Article.

        5.10 In the event that LICENSEE recovers damages (excluding those set for willful infringement) in any action brought under this Article, LICENSEE shall pay to UNIVERSITY an earned royalty on such recovery (excluding recovery for willful infringement and after deducting all expenses and fees incurred by LICENSEE in prosecuting or defending such suit), the amount of such royalty to be equal to that specified in section 3.2.2 and to be payable as specified under paragraph 3.8.

        5.11 Nothing contained within this Article or this Agreement shall be construed to obligate UNIVERSITY or LICENSEE to bring any suit or to enforce any rights under this Agreement. Additionally, nothing contained within this Article or this Agreement shall be construed to limit the ability of UNIVERSITY or LICENSEE to bring any suit or to enforce any rights under this Agreement.

ARTICLE 6

Term and Termination

        6.1   This Agreement shall be in effect when fully executed by the parties. This Agreement shall have the term of ten years from the Effective Date hereof or until the expiration of the last-to-expire patent licensed under this Agreement, whichever comes later in time.

        6.2   LICENSEE may terminate this Agreement or grant of rights hereunder, at any time, upon ninety (90) days prior written notice to UNIVERSITY.

        6.3   Upon termination of this Agreement under Sections 6.5, 6.6 or 6.7, LICENSEE shall immediately cease use of the rights granted herein, and all Licensed Product under the control of LICENSEE and/or sublicensee(s) shall be fully and completely destroyed by LICENSEE using appropriate chemical and/or mechanical methods, excepting Licensed Product stock held by sublicensee(s) that remains in compliance with the terms and conditions of this Agreement.

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        6.4   Termination of the Agreement granted hereunder for any reason by either party shall not relieve the parties of any obligation accruing prior to such termination.

        6.5   If LICENSEE should fail to perform or should violate any term of this Agreement [+] then UNIVERSITY may give written notice of the default and, if LICENSEE fails to correct the default and implement action to cure such default within ninety (90) days, then UNIVERSITY shall have the right to cancel or terminate this Agreement.

        6.6   This Agreement, or any exclusive sublicense agreement hereunder, will terminate automatically if LICENSEE or any exclusive sublicensee:

    6.6.1
    terminates its incorporation, except as provided in Article 9; or

    6.6.2
    ceases the commercial sale of Licensed Products or performance of Licensed Method; or

    6.6.3
    liquidates a substantial portion of its assets relating to the sale of Licensed Products or the performance of Licensed Method except as provided in Article 9; or

    6.6.4
    becomes insolvent; or

    6.6.5
    makes an assignment of any rights under this Agreement (other than a security interest) for the benefit of creditors.

        6.7   UNIVERSITY shall have the right, at its sole discretion, to terminate this Agreement or any sublicense agreements hereunder if, during the term of this Agreement, LICENSEE or an exclusive sublicensee:

    6.7.1
    files a petition of bankruptcy; or

    6.7.2
    notifies UNIVERSITY of its intention to file a petition of bankruptcy; or

    6.7.3
    notifies UNIVERSITY of its intention to have a petition of bankruptcy filed against it; or

    6.7.4
    notifies UNIVERSITY that a third party has filed or intends to file an involuntary petition of bankruptcy against it.

Notice of termination under this section shall be given by UNIVERSITY to LICENSEE in writing. Termination of this Agreement under this section is effective upon LICENSEE'S receipt of the written notice from UNIVERSITY.

ARTICLE 7

Due Diligence

        7.1   LICENSEE, upon execution of this Agreement, shall use reasonable and prudent business standards to diligently proceed to produce Licensed Products and to perform Licensed Method and shall use reasonable and prudent business standards to earnestly and diligently endeavor to sell and offer for sale Licensed Products or to perform Licensed Method. LICENSEE shall use reasonable and prudent business standards to diligently endeavor to fill the market demands for Licensed Products and Licensed Method within the Field of Use and in the Territory after LICENSEE has begun commercial sales of Licensed Product.

        7.2   LICENSEE shall use reasonable and prudent business standards to diligently endeavor to obtain all necessary governmental approvals for the manufacture, use, marketing, sale, and distribution of Licensed Products and/or performance of Licensed Method.

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        7.3   LICENSEE shall:

    7.3.1
    spend an aggregate of not less than [+] for the development of Licensed Products and Licensed Method during the first [+] from the Effective Date of this Agreement;

    7.3.2(a)
    [+]

    (b)
    [+]

    7.3.3(a)
    [+]

    (b)
    [+]

    7.3.4
    [+]

If LICENSEE is unable or unwilling to perform any of the provisions of this Paragraph 7.3, then UNIVERSITY has the right and option to terminate this Agreement upon ninety (90) days written notice to LICENSEE. This right, if exercised by UNIVERSITY, supercedes the rights granted to LICENSEE in Article 2.

ARTICLE 8

Notices

        Any royalty or fee payment, notice, or other communication required or permitted to be made or to be given to either party under this Agreement shall be sufficiently made or given on the date of receipt if sent to such party by certified first class U.S. mail, postage prepaid, return receipt requested, addressed to that party at its address set forth below.

        If to UNIVERSITY:

    Rita C. Manak, Ph.D., Director
    Office of Technology Transfer
    The University of Arizona
    Main Gate 515
    888 N. Euclid Avenue
    Tucson, Arizona 85721-0158

        If to LICENSEE:

    John S. Lazo
    Chief Executive Officer
    ProlX Pharmaceuticals, Inc.
    P.O. Box 10146
    Pittsburgh, PA 15232

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ARTICLE 9

Assignment

        This Agreement may be assigned by UNIVERSITY. This Agreement shall not be assigned by LICENSEE except (a) with the prior written consent of UNIVERSITY, which consent shall not be unreasonably withheld; or (b) as part of a sale or transfer of substantially the entire business of LICENSEE relating to operations which concern this Agreement.

ARTICLE 10

No Warranties

        10.1 EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, UNIVERSITY MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND VALIDITY OF PATENTED RIGHTS CLAIMS, ISSUED OR PENDING. IT IS AGREED THAT LICENSEE ACCEPTS LICENSED PRODUCTS AND LICENSED METHODS ON AN "AS IS" BASIS.

        10.2 NOTHING IN THIS AGREEMENT, EITHER EXPRESS OR IMPLIED, OBLIGATES UNIVERSITY EITHER TO BRING OR TO PROSECUTE ACTIONS OR SUITS AGAINST THIRD PARTIES FOR PATENT INFRINGEMENT OR TO FURNISH ANY KNOW-HOW OR TRADE SECRETS NOT PROVIDED AS PART OF UNIVERSITY'S PATENT RIGHTS.

        10.3 IN NO EVENT SHALL UNIVERSITY BE LIABLE FOR ANY INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES RESULTING FROM THE EXERCISE OF THIS LICENSE OR THE USE OF THE TECHNOLOGY OR LICENSED PRODUCTS.

        10.4 NO WARRANTY OR REPRESENTATION IS MADE THAT ANYTHING MADE, USED, OR SOLD UNDER THE TERMS OF THIS AGREEMENT WILL BE FREE FROM INFRINGEMENT OF ANY THIRD PARTY PATENTS.

        10.5 THIS AGREEMENT DOES NOT CONFER BY IMPLICATION, ESTOPPEL, OR OTHERWISE ANY LICENSE OR RIGHTS TO ANY OTHER PATENT OF UNIVERSITY OTHER THAN PATENT RIGHTS AS EXPRESSLY STATED HEREIN, REGARDLESS OF WHETHER SUCH PATENTS ARE DOMINANT OR SUBORDINATE TO PATENT RIGHTS. UNIVERSITY REPRESENTS THAT AS OF THE EFFECTIVE DATE, IT IS NEITHER THE OWNER NOR THE ASSIGNEE OF ANY PATENT(S) OR PATENT APPLICATION(S) WHICH INCLUDES CLAIMS WHICH ARE DOMINANT TO PATENT RIGHTS. UNIVERSITY FURTHER REPRESENTS THAT, AS OF THE EFFECTIVE DATE, IT IS THE OWNER OF THE PATENT RIGHTS AND, AS OF THE EFFECTIVE DATE OF THIS AGREEMENT, IS AWARE OF NO PRIOR ART OR ACTIVITY THAT WOULD RENDER INVALID OR UNENFORCEABLE ANY PATENT ISSUING ON THE PATENT RIGHTS.

ARTICLE 11

Indemnification

        11.1 LICENSEE shall indemnify, hold harmless and defend UNIVERSITY, its officers, employees, and agents, the sponsors of the research that led to Technology, and the inventors of the Technology leading to patents and patent applications in Patent Rights and their employers, against any and all claims, suits, losses, damage, costs, fees, and expenses resulting from or arising out of the exercise of this Agreement or any sublicense. This indemnification includes, but is not limited to, any product liability. Further, such indemnification by LICENSEE shall exclude claims, losses, damage costs, fees and expenses arising from the gross negligence or willful misconduct of UNIVERSITY, its officers,

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employees, agents, the sponsors of the research that led to the Technology and the Inventor of the Technology leading to the patents and patent applications in Patent Rights, and their employees.

        11.2 At least thirty (30) days prior to the earlier of commercialization by LICENSEE of a Licensed Product or Licensed Method or clinical testing of a Licensed Product or Licensed Method (where insurance coverage is not being provided to LICENSEE and UNIVERSITY by a governmental body or other entity), LICENSEE, at its sole cost and expense, shall insure its activities in connection with the work under this Agreement and obtain, keep in force, and maintain insurance as follows, or an equivalent program of self insurance:

    11.2.1
    Comprehensive or commercial general liability insurance (contractual liability included) with its minimum limits as follows:

    •
    Each Occurrence $1,000,000

    •
    Products/Completed Operations Aggregate $5,000,000

    •
    Personal and Advertising Injury $1,000,000

    •
    General Aggregate (commercial form only) $5,000,000

    11.2.2
    The coverage and limits specified above do not in any way limit the liability of the LICENSEE under this Agreement. The LICENSEE shall furnish UNIVERSITY with certificates of insurance showing compliance with all requirements. Such certificates must:

    •
    Provide for thirty (30) day advance written notice to UNIVERSITY of any modification.

    •
    Indicate that UNIVERSITY has been endorsed as an additional Insured under the coverage specified above.

    •
    Include a provision that the coverage will be primary and will not relate to nor will be excess over any valid and collectable insurance or program of self-insurance carried or maintained by UNIVERSITY.

        11.3 UNIVERSITY shall notify LICENSEE in writing of any claim or suit brought against UNIVERSITY in respect of which UNIVERSITY intends to invoke the provisions of this Article. LICENSEE shall keep UNIVERSITY informed on a current basis of its defense of any claims under this Article.

ARTICLE 12

Confidentiality

        12.1 LICENSEE and UNIVERSITY each agree to safeguard confidential data supplied to it by the other party and relating to UNIVERSITY'S Patent Rights against disclosure to others with the same degree of care as it exercises with its own data of a similar nature. LICENSEE shall not use such data, except to perform its obligations under this Agreement, and shall not disclose such data to others (except to its employees, agents, or consultants who are bound to LICENSEE by a like obligation of confidentiality) without the express written permission of UNIVERSITY, except that the LICENSEE is not prevented from using or disclosing any of the data that:

    12.1.1
    LICENSEE can demonstrate by written records was previously known to it; or

    12.1.2
    is now or becomes in the future public knowledge other than through acts or omissions of the LICENSEE; or

    12.1.3
    is lawfully obtained by LICENSEE from sources independent of UNIVERSITY; or

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    12.1.4
    is independently developed by LICENSEE as shown by written documentation.

The secrecy obligations of LICENSEE under these terms shall remain in effect for five (5) years after the termination date of this Agreement.

  12.2
  The obligations of confidentiality and limited use hereunder apply to any confidential information of UNIVERSITY provided to LICENSEE relating to the subject matter of this Agreement, whether supplied under this Agreement or previously.

ARTICLE 13

Miscellaneous

        13.1 This Agreement is subject to and shall be construed and enforced in accordance with the laws of the State of Arizona, but the scope and validity of any patent or patent application shall be governed by the applicable laws of the country where the patent or patent application is filed.

        13.2 This Agreement embodies the entire understanding of the parties, and there are no other agreements or understandings, either express or implied, between the parties relating to the subject matter hereof. No amendment or modification of this Agreement shall be valid or binding upon the parties unless made in writing and signed on behalf of each of the parties by their respective duly authorized officers or agents. The letter of intent dated December 1, 1997 and fully executed on December 5, 1997 is hereby terminated.

        13.3 The headings of the several Articles are inserted for convenience of reference only and are not intended to be a part of or affect the meaning or interpretation of this Agreement.

        13.4 LICENSEE shall ensure that any products or services sold in the United States will be manufactured substantially within the United States.

        13.5 LICENSEE shall notify UNIVERSITY if LICENSEE becomes aware that this Agreement is subject to any U.S. or foreign government reporting or approval requirement, LICENSEE shall make all necessary filings and pay all costs including, but not limited to, fees, penalties, and all other out-of-pocket costs associated with such reporting or approval process.

        13.6 LICENSEE shall observe all applicable United States and foreign laws with respect to the transfer of Licensed Products or Licensed Method and related technical data to foreign countries, including, without limitation, the Export Administration Regulations.

        13.7 In case any of the provisions contained in this Agreement is held to be invalid, illegal, or unenforceable in any respect, that invalidity, illegality, or unenforceability will not affect any other provisions of this Agreement, and this Agreement will be construed as if the invalid, illegal, or unenforceable provisions had never been contained in it.

        13.8 The parties agree to be bound by applicable state and federal rules governing equal employment opportunity and nondiscrimination.

        13.9 The parties agree that should a dispute arise between them, in any manner, concerning this Agreement, and said dispute involves the sum of Thirty Thousand Dollars ($30,000) or less in money damages only, exclusive of interest or cost of attorney's fees, the parties will submit the matter to binding arbitration pursuant to the Arizona Supreme Court Rules for Compulsory Arbitration and the decision of the arbitrator(s) shall be final and binding upon the parties.

        13.10 The parties recognize that the performance by the UNIVERSITY may be dependent upon the appropriation of funds by the State Legislature of Arizona. Should the Legislature fail to appropriate the necessary funds, the UNIVERSITY may cancel this agreement without further duty or

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obligation. The UNIVERSITY agrees to notify LICENSEE as soon as reasonably possible after the unavailability of said funds comes to the UNIVERSITY'S attention.

        13.11 This Agreement is subject to the provisions of A.R.S. § 38-511. The UNIVERSITY may cancel this Agreement by written notice to the parties if any person substantially involved in obtaining, drafting, or procuring this Agreement for or on behalf of the UNIVERSITY becomes an employee or consultant in any.capacity of LICENSEE.

        13.12 The failure of any party hereto at any time or times to require performance of any provisions of this Agreement shall in no manner affect its right to enforce such provision at a later time.

IN WITNESS WHEREOF, each party hereto has executed this Agreement in duplicate originals by their respective and duly authorized officers on the day and year below written.

ARIZONA BOARD OF REGENTS		ProlX PHARMACEUTICALS, INC.
on behalf of
THE UNIVERSITY OF ARIZONA		(LICENSEE)
By	/s/ Richard Powell	By	/s/ John S. Lazo
	(Signature)		(Signature)
Name		Name	John S. Lazo
	(Printed)		(Printed)
Title:	Vice President for Research	Title	CEO
Date:	6/3/99	Date	May 27, 1999
I have read this Agreement and accept and will abide by the terms and conditions of this Agreement
/s/ Garth Powis
Garth Powis
June 2nd 1999
Date

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EXCLUSIVE LICENSE AGREEMENT between THE UNIVERSITY OF ARIZONA and ProlX PHARMACEUTICALS, INC. Agreement Number 97-0268
ARTICLE 1 Definitions
ARTICLE 2 Grant
ARTICLE 3 Fees and Royalties
ARTICLE 4 Reports and Inspections
ARTICLE 5 Infringement
ARTICLE 6 Term and Termination
ARTICLE 7 Due Diligence
ARTICLE 8 Notices
ARTICLE 9 Assignment
ARTICLE 10 No Warranties
ARTICLE 11 Indemnification
ARTICLE 12 Confidentiality
ARTICLE 13 Miscellaneous